Exhibit 4.13

CABELA’S INCORPORATED

AMENDMENT NO. 5 TO NOTE AGREEMENTS

AND EXISTING NOTES

Re: Note Agreements dated as of January 1, 1995

and

$10,000,000 8.79% Senior Notes, Series A

Due January 1, 2007

and

$5,000,000 9.01% Senior Notes, Series B

Due January 1, 2007

and

$5,000,000 9.19% Senior Notes, Series C

Due January 1, 2010

To the Holders of the Notes named on Schedule I hereto	Dated as of May 5, 2004

Ladies and Gentlemen:

Reference is hereby made to the separate Note Agreements, dated as of January 1, 1995, by and among Cabela’s Incorporated, a Nebraska corporation which merged with and into Cabela’s Incorporated, a Delaware corporation (the “Company”), and each of you (as heretofore amended by Amendment No. 1, dated as of June 30, 1997, Amendment No. 2, dated as of September 1, 2000, Amendment No. 3, dated as of October 9, 2001, and Amendment No. 4, dated as of September 5, 2000 (as so amended, the “Existing Note Agreements”) and as further amended by this Amendment No. 5, dated as of May 5, 2004, the “Note Agreements”) under and pursuant to which $10,000,000 aggregate principal amount of 8.79% Senior Notes, Series A due January 1, 2007 (the “Series A Notes”), $5,000,000 aggregate principal amount of 9.01% Senior Notes, Series B due January 1, 2007 (the “Series B Notes”) and $5,000,000 aggregate principal amount of 9.19% Senior Notes, Series C due January 1, 2010 (the “Series C Notes” and, collectively with the Series A Notes and the Series B Notes, the “Existing Notes”) of the Company were issued. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Note Agreements.

SECTION 1. AMENDMENTS TO NOTE AGREEMENTS.

Section 1.1 Section 5.18(b) is hereby amended by adding the following sentence after the current last sentence thereto:

“Notwithstanding the foregoing, a Subsidiary shall not be required to comply with Section 5.18(a) if at the closing of the formation or acquisition the assets of such Subsidiary, together with the assets of each other Subsidiary that is not Obligor, have a value of less than $5,000,000. If at any time after the closing of the formation or acquisition the value of the assets of a Subsidiary exempt from being an Obligor pursuant to the prior sentence, together with the value of the assets of each other Subsidiary that is not an Obligator, equals or exceeds $5,000,000, such Subsidiary shall promptly comply with the requirements set forth in Section 5.18(a).”

Exhibit 4.13

Section 1.2 The following definitions in Section 8.1 are either added or otherwise restated as follows:

“Amendment No. 5” shall mean Amendment No. 5, dated as of May 5, 2004 to the Agreements, as previously amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4.

“Bank Agreement” shall mean the Credit Agreement, dated as of October 9, 2001, as amended or restated from time-to-time.

“Banks” shall mean the banks which are parties to the Bank Agreement.

“Fifth Amendment Closing Date” shall have the meaning set forth in Amendment No. 5.

“2002 Note Agreements” shall mean the separate Note Purchase Agreements, dated as of September 5, 2002, between the Obligors and the 2002 Noteholders, as amended and restated from time-to-time.

“2002 Noteholders” shall mean the holders of the 2002 Notes.

SECTION 2. MISCELLANEOUS PROVISIONS.

Section 2.1 Counterparts. This Amendment No. 5 may be simultaneously executed in any number of counterparts, and all such counterparts together, each as an original, shall constitute but one and the same instrument.

Section 2.2 Reference to Note Agreements. Any and all notices, requests, certificates and any other instruments, including the Notes, may refer to the Note Agreements or the Note Agreements dated as of January 1, 1995, without making specific reference to this Amendment No. 5, but all such references shall be deemed to include this Amendment No. 5.

Section 2.3 Joinder. Each of the Obligors hereby jointly and severally assumes and agrees to perform all of the terms, restrictions, obligations and conditions under the New Note Agreements and Notes, and by execution of this Fifth Amendment agrees to be bound by each and all terms of the Note Agreements and New Notes.

The execution hereof by you shall constitute an agreement between us for the uses and purposes hereinabove set forth, and this Amendment No. 5 to Note Agreements may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Exhibit 4.13

CABELA’S INCORPORATED

CABELA’S CATALOG, INC.

CABELA’S MARKETING AND BRAND MANAGEMENT, INC.

CABELA’S RETAIL, INC.

CABELA’S OUTDOOR ADVENTURES, INC.

CABELAS.COM, INC.

CABELA’S WHOLESALE, INC.

CABELA’S VENTURES, INC.

WILD WINGS, LLC CABELA’S LODGING, INC. HERTERS, LLC VAN DYKE SUPPLY COMPANY, INC.

By:	/s/ RALPH CASTNER

Ralph Castner, Vice President, Secretary or Manager

Accepted as of the Fifth

Amendment Closing Date.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ EDWIN H. GARRISON, JR.

Edwin H. Garrison, Jr.
Its:	First Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/s/ EDWIN H. GARRISON, JR.

Edwin H. Garrison, Jr.
Its:	Authorized Representative

MUTUAL OF OMAHA INSURANCE COMPANY

By:	/s/ EDWIN H. GARRISON, JR.

Edwin H. Garrison, Jr.
Its:	First Vice President